Exhibit 21

SUBSIDIARY LIST

As of March 2, 2021

NAME OF SUBSIDIARY	STATE OR JURISDICTION OF ORGANIZATION	OWNED BY	OWNERSHIP PERCENTAGE

Tivity Health Services, LLC	DE	Tivity Health, Inc.	100%

Tivity Health International, Inc.	DE	Tivity Health, Inc.	100%

Ascentia Health Care Solutions, LLC	DE	Tivity Health Services, LLC	100%

Tivity Health Support, LLC	DE	Tivity Health Services, LLC	100%
KLMN, LLC	DE	Tivity Health Services, LLC	100%
Tivity Health Administrative Center, LP	DE	Tivity Health Services, LLC Tivity Health Support, LLC	99% 1%
Wholehealth Networks, Inc.	DE	Tivity Health Support, LLC	100%
WholeHealthMD.com, LLC	DE	Tivity Health Support, LLC	100%
American WholeHealth Networks IPA of New York, Inc.	DE	Wholehealth Networks, Inc.	100%

WholeHealth Networks - Northeast, Inc.	DE	Wholehealth Networks, Inc.	100%
Alignis of New York, Inc.	NY	WholeHealth Networks - Northeast, Inc.	100%

AlignisOne of New York IPA, Inc.	NY	WholeHealth Networks - Northeast, Inc.	100%

AlignisOne of New Jersey, Inc.	NJ	WholeHealth Networks - Northeast, Inc.	100%

Healthways International, S.a.ŕ.l.	Luxembourg	Tivity Health International, Inc.	100%

Healthways International, GmbH	Germany	Healthways International, S.a.ŕ.l.	100%